Power of Attorney

	Reports Under Section 16(a)
	of the Securities Exchange Act of 1934


	KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director, executive officer or beneficial owner of more than ten percent of the equity securities of The Washington Post Company, a Delaware corporation (hereinafter called the Company), hereby appoints DIANA M. DANIELS, JOHN F. HOCKENBERRY and
JOHN B. MORSE, JR., and each of them, his or her true and lawful attorneys-in-fact and agents with full power to act without the other and with full power of substitution and resubstitution, to execute, deliver and file, for him or her and in his or her name, place and stead, any and all statements, reports and forms, and any and all amendments and supplements thereto, required to be filed with the Securities and Exchange
Commission under Section 16(a) of the Securities Exchange
Act of 1934 and the rules and regulations adopted thereunder, in each case as the same may be amended from time to time, with respect to the ownership and changes in ownership of equity securities of the Company and derivatives of such equity securities, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents or any of them, or their substitute or substitutes, may lawfully do our cause to be done by virtue hereof.


Dated:  9/19/00


						s/Gerald M. Rosberg
						GERALD M. ROSBERG